-------------------------
                                                       PAGE 8 OF 8 PAGES
                                                       -------------------------


                             JOINT FILING AGREEMENT

            In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons (as such term is defined in the Schedule 13D referred to below) hereby agrees to the joint filing with the other Reporting Person, on behalf of each of them, of the
Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Donnkenny, Inc. and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 6th day of November, 2000.


                                       /s/ Daniel H. Levy
                                       ---------------------------------------
                                           Daniel H. Levy


                                       /s/ Harry A. Katz
                                       ---------------------------------------
                                           Harry A. Katz